EXHIBIT 4.1



                                                             EXECUTION COPY










                                 CRIIMI MAE INC.



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                                   $30,000,000
                 15% SENIOR SUBORDINATED SECURED NOTES DUE 2006


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                   SENIOR SUBORDINATED SECURED NOTE AGREEMENT


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                          DATED AS OF JANUARY 14, 2003


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                                TABLE OF CONTENTS
                                                                          Page


ARTICLE 1           DEFINITIONS AND INCORPORATION BY REFERENCE..............1
Section 1.01        Definitions.............................................1
Section 1.02        Other Definitions......................................15
Section 1.03        Rules Of Construction..................................16

ARTICLE 2           THE NOTES..............................................16
Section 2.01        Form And Dating........................................16
Section 2.02        Issuance; Execution....................................17
Section 2.03        Holder Lists...........................................17
Section 2.04        Transfer And Exchange..................................17
Section 2.05        Outstanding Notes......................................18
Section 2.06        Treasury Notes.........................................18
Section 2.07        Defaulted Interest.....................................19

ARTICLE 3           REDEMPTION AND PREPAYMENT..............................19
Section 3.01        No Optional Redemption.................................19
Section 3.02        Mandatory Redemption; Repurchase at Option of Holder...19

ARTICLE 4           COVENANTS..............................................19
Section 4.01        Payment Of Notes.......................................19
Section 4.02        Maintenance Of Office Or Agency........................19
Section 4.03        Reports................................................20
Section 4.04        Compliance Certificate.................................20
Section 4.05        Compliance with Laws; Payment of Taxes; Maintenance of
                      Properties; Maintenance of Insurance.................20
Section 4.06        Stay, Extension And Usury Laws.........................21
Section 4.07        Prepayments of Subordinated Debt.......................21
Section 4.08        Board Observation Rights...............................21
Section 4.09        Incurrence Of Indebtedness.............................22
Section 4.10        Asset Sales............................................25
Section 4.11        Transactions With Affiliates...........................28
Section 4.12        Liens..................................................29
Section 4.13        Business Activities....................................29
Section 4.14        Corporate Existence....................................29
Section 4.15        Offer To Repurchase Upon Change Of Control.............29
Section 4.16        Limitation on Dividend and Other Payment Restrictions
                      Affecting Subsidiaries...............................30
Section 4.17        Limitation on Issuances and Sales of Capital Stock of
                      Wholly-Owned Subsidiaries............................31
Section 4.18        Use of Proceeds........................................31
Section 4.19        Limitation on Sale and Leaseback Transactions..........32

ARTICLE 5           SUCCESSORS.............................................32

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Section 5.01        Merger or Consolidation................................32
Section 5.02        Successor Corporation Substituted......................32
Section 5.03        Sale of All or Substantially All Assets................32

ARTICLE 6           DEFAULTS AND REMEDIES..................................33
Section 6.01        Events Of Default......................................33
Section 6.02        Acceleration...........................................36
Section 6.03        Other Remedies.........................................36
Section 6.04        Waiver Of Past Defaults................................37
Section 6.05        Control By Majority....................................37
Section 6.06        Rights Of Holders Of Notes To Receive Payment..........37
Section 6.07        Priorities.............................................37
Section 6.08        Indemnity..............................................38

ARTICLE 7           AMENDMENT, SUPPLEMENT AND WAIVER.......................38

ARTICLE 8           SUBORDINATION..........................................39

ARTICLE 9           COLLATERAL AND SECURITY................................40
Section 9.01        Collateral Agreements..................................40
Section 9.02        Authorization of Actions to be Taken Under the
                      Collateral Agreements................................40
Section 9.03        Delivery of Additional Collateral Upon the Consummation
                      of a Permitted CDO...................................41
Section 9.04        Termination of Security Interest.......................41

ARTICLE 10          MISCELLANEOUS..........................................41
Section 10.01       Notices................................................42
Section 10.02       No Personal Liability Of Directors, Officers, Employees
                      And  Stockholders....................................42
Section 10.03       Governing Law..........................................43
Section 10.04       No Adverse Interpretation Of Other Agreements..........43
Section 10.05       Statements Required In Certificate Or Opinion..........43
Section 10.06       Successors.............................................43
Section 10.07       Severability...........................................43
Section 10.08       Counterpart Originals..................................43
Section 10.09       Table Of Contents, Headings, Etc.......................44


Exhibits and Schedules

Exhibit A                  Form of Note

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     SENIOR SUBORDINATED SECURED NOTE AGREEMENT (as amended or supplemented from time to time, this "Agreement") dated as of January 14, 2003 by and between CRIIMI MAE INC., a Maryland corporation (together with any successors thereto, the "Company"), and BRASCAN REAL ESTATE FINANCE FUND I, L.P. (the "Initial Purchaser").

     WHEREAS the Company and Brascan Real Estate Financial Investments LLC (the "Investor") have entered into that certain Investment Agreement dated as of November 14, 2002, as amended as of December 2, 2002 and as further amended as of January 13, 2003 (as so amended, the "Investment Agreement"), pursuant to which (a) the Company has agreed to issue and sell, and the Investor has agreed to purchase, $30,000,000 in aggregate principal amount of the Company's 15% Senior Subordinated Secured Notes Due 2006 (the "15% Subordinated Notes") and
(b) at the option of the Company as more fully described in the Investment Agreement, the Company may issue and sell, and the Investor has agreed to purchase (and/or to cause one or more Affiliates of the Investor to purchase) up to $10,000,000 in aggregate principal amount of the Company's 20% Senior Subordinated Secured Notes Due 2006 (the "Additional Subordinated Notes" and, together with the 15% Subordinated Notes, the "Notes"), in each case on the terms and conditions set forth in the Investment Agreement and in this Agreement; and

     WHEREAS the Initial Purchaser is an Affiliate of the Investor; and

     WHEREAS the Investor has selected the Initial Purchaser to enter into this Agreement and to be the purchaser of the 15% Subordinated Notes and the Person to whom the Additional Subordinated Notes are originally issued (and, by entering into this Agreement, the Company is consenting to such selection for the express benefit of the Investor, notwithstanding anything to the contrary contained in the Investment Agreement):

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01 Definitions.

     "Additional Subordinated Notes" has the meaning specified in the preamble to this Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of

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such  Person,  whether  through  the  ownership  of voting  securities,  by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means the sale, lease, conveyance or other disposition of any assets by the Company or any Restricted Subsidiary, including by way of a sale and leaseback, whether in a single transaction or a series of related transactions, for net proceeds in excess of $5,000,000. Notwithstanding the foregoing, the following items shall not constitute Asset Sales: (i) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) a payment of dividends or a redemption of Preferred Equity Interests that is not prohibited under this Agreement, (iii) the grant of any Lien permitted to be incurred under Section 4.12 (and any foreclosure thereon), (iv) a disposition of Trading Assets, and (v) a disposition by the Company of the approximately $5.3 million face amount "Pleasant Bay" Ginnie Mae. Anything contained in this Agreement to the contrary notwithstanding, any Section 5.03 Asset Sale shall constitute an Asset Sale regardless of whether or not such Section 5.03 Asset Sale involves the sale or other disposition of any assets by the Company or any of its Restricted Subsidiaries.

     "Attributable Debt" means, with respect to any sale and leaseback transaction permitted under Section 4.19, the present value (discounted at the interest rate borne by the Notes, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the board of directors, managers or trustees or other similar governing board of such Person, or any authorized committee of the Board of Directors, and, if not otherwise specified or inconsistent in the context, means the board of directors of the Company.

     "Board Resolution" means, as to any Person, a copy of a resolution certified pursuant to an Officer's Certificate to have been duly adopted by the Board of Directors of such Person and to be in full force and effect, and, if required hereunder, delivered to the Holders.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock in such Person.

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     "Cash Equivalents" means (i) United States dollars,  (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, or foreign branches thereof, having capital and surplus in excess of $500,000,000 or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development and has total assets in excess of $500,000,000 and has one of the two highest ratings available from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
(iii)  above   entered  into  with  any   financial   institution   meeting  the
qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

     "CBO REIT II" means CBO REIT II, Inc., a Maryland corporation.

     "CBOs" means collateralized bond or debt obligation transactions.

     "Change of Control" means (i) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined in Section 13(d)(3) of the Exchange Act) other than the Investor or one of its Affiliates becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares); provided that in no event shall a sale by the Investor or any of its Affiliates of all or any portion of the Voting Stock of the Company owned by the Investor or such Affiliate to any other Person result in a Change of Control pursuant to this clause (i); or (ii) the consolidation or merger of the Company with or into any other Person other than (a) the Investor or one of its Affiliates or (b) a wholly-owned (other than in respect of REIT Qualifying Shares) Subsidiary of the Company (in either case whether or not the Company is the surviving corporation).

     "CMBS" means commercial mortgage-backed securities.

     "CMSLP" means CRIIMI MAE Services Limited Partnership, a Maryland limited partnership.

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     "Code" shall mean the Internal  Revenue Code of 1986,  as amended from time to time.

     "Collateral" means (i) all of the issued and outstanding capital stock of Newco Member, (ii) all of the issued and outstanding limited liability company interests in Newco, and (iii) any other collateral (including any additional collateral pledged pursuant to Section 5.03 or Section 9.03) which from time to time may secure the Note Obligations.

     "Collateral Agent" means Initial Purchaser, acting in its capacity as collateral agent for and representative of the Investor and the Holders.

     "Collateral Agreements" means the Company Pledge Agreement, the Newco Member Pledge Agreement, the Intercreditor Agreement, and all other agreements and documents, if any, from time to time securing the Note Obligations.

     "Collateral  Permitted Liens" means Liens of the types described in clauses
(iv), (vii), (x), (xii), and (xiv) of the definition of the term "Permitted Liens."

     "Company" has the meaning specified in the preamble to this Agreement.

     "Company Pledge Agreement" means the Company Pledge Agreement dated as of January 14, 2003 between the Company and the Collateral Agent.

     "Consolidated Cash Flow" means, for any period, the Gross Cash Flow of the Company and its Restricted Subsidiaries for such period minus the general, administrative and other operating expenses of the Company and its Restricted Subsidiaries on a consolidated basis to the extent paid or (without duplication) accrued during such period.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means, with respect to any Person, any other Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which such Person is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the

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lien created under Section  302(f) of ERISA and Section 412(n) of the Code,
described in Section 414(m) or (o) of the Code of which such Person is a member.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Company Notes" has the meaning specified in the Investment Agreement.

     "Existing   Indebtedness"   means  Indebtedness  of  the  Company  and  its
Restricted Subsidiaries in existence or incurred on the Issue Date, including the Repo Obligations.

     "Existing Repurchase Agreement" has the meaning specified in the Investment Agreement.

     "15% Subordinated Notes" has the meaning specified in the preamble to this Agreement.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied. If any change in GAAP after the Issue Date would result in the Company not being in compliance with, or being unable to satisfy, a financial ratio or other test under this Agreement that the Company would have been in compliance with or would have been able to satisfy but for such change in GAAP, the Company may, at its option, as evidenced by an Officer's Certificate delivered to the Holders, for all purposes hereunder compute such financial ratio or other test as if such change in GAAP had not occurred.

     "Government   Securities"  means  direct  obligations  of,  or  obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Gross Cash Flow" means, for any period, the aggregate sum, for the Company and its Restricted Subsidiaries, of (i) cash receipts of any kind or character (but excluding (A) distributions, if any, from CMSLP, and (B) cash flows in respect of Match Funded Assets), and (ii) without duplication, accruals on assets held (other than Match Funded Assets), as long as payment on such accruals is not delinquent by more than 45 days from scheduled receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement

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agreements  in respect  thereof) or banker's  acceptances  or  representing
Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes an accrued expense or trade payable), (ii) all Indebtedness of others secured by a Lien on any asset of such Person,whether or not such Indebtedness is assumed by such Person (provided that, in the case of any such Lien, if the Indebtedness so secured has not been assumed by such Person or is not otherwise such Person's legal liability, such Indebtedness shall be deemed to be in a maximum amount equal to the fair market value of such assets (which, if such value is in excess of $3,500,000, shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution)),
(iii) any obligations of such Person under or in respect of the Repo Documents or any other repurchase agreement, and (iv) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person (to the extent of such Guarantee). The amount of any Indebtedness outstanding as of any date shall be (A) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (B) the unpaid principal amount thereof, in the case of any other Indebtedness.

     "Initial Purchaser" has the meaning specified in the preamble to this Agreement.

     "Intercreditor   Agreement"  means  the   Intercreditor  and  Subordination
Agreement among the Repo Purchaser, the Initial Purchaser and the Company, as amended or supplemented from time to time.

     "Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that such Person or any of its Restricted Subsidiaries incurs or repays any Indebtedness (other than Match Funded Indebtedness or a Permitted CDO) subsequent to the commencement of the period (the "Reference Period") for which the Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Interest Coverage Ratio is made (the "Calculation Date"), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, acquisitions (excluding acquisitions made in the ordinary course of business) that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions (other than with respect to Match Funded Indebtedness or a Permitted CDO), during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period.

     "Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of the consolidated interest expense of such Person and its Restricted Subsidiaries in respect of Indebtedness (other than Match Funded Indebtedness or a Permitted CDO) to the extent paid or payable in cash during such period. For

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purposes of this definition, "Interest Expense" shall specifically exclude, without limitation, amortization of deferred financing costs and, for the avoidance of doubt, the maintenance fee described in Section 5.2 of the Investment Agreement. Additionally, Interest Expense shall exclude any dividends accrued or paid on preferred shares that are required to be recognized as interest expense under GAAP.

     "Interest  Payment Date" means each  Interest  Payment Date as specified in
Section 1(b) of the form of Note attached hereto as Exhibit A or Exhibit B, as applicable.

     "Investment Agreement" has the meaning specified in the preamble to this Agreement.

     "Investor" has the meaning specified in the preamble to this Agreement.

     "Issue Date" means the closing date for the original issuance of the 15% Subordinated Notes under this Agreement.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and such extension of time shall be included in the computation of the payment of interest due on such next succeeding day.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, assignment, security interest, hypothecation, right to sell or direct the sale of assets of another Person or any other encumbrance of any kind or character, or any other transaction (regardless of its form) having substantially the same economic effect as any of the foregoing, in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, repurchase agreement or other agreement to sell or give a security interest in such asset which is intended to constitute or create a lien or the economic effect thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4.15 or has become or is declared to be immediately due and payable pursuant to Section 6.02, as the context requires.

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     "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of 4.0% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service, or any comparable successor service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

     "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 4.15 or 6.02.

     "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section
4.15 or has become or is declared to be immediately due and payable  pursuant to
Section 6.02, as the context requires.

     "Match Funded Assets" has the meaning assigned to such term in the definition of the term "Match Funded Indebtedness" without giving effect to the proviso contained in such definition.

     "Match Funded Indebtedness" means non-recourse Indebtedness where the principal amortization and maturity of such Indebtedness are based upon the aggregate principal amortization and maturity of a like or greater amount of assets (the "Match Funded Assets"); provided that a Permitted CDO shall be excluded from the definition of Match Funded Indebtedness.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by the Company or any of its ERISA Affiliates on behalf of its employees and which is covered by Title IV of ERISA.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of (i) the actual costs relating to such Asset Sale (including legal, accounting and investment banking fees and expenses, and sales commissions directly attributable to such Asset Sale), (ii) taxes paid or payable as a result thereof, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (other than Liens in favor of the Collateral Agent for the benefit of the Holders), (iv) any reserve or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) all distributions and other payments required to be made pursuant to customary partnership agreements, limited liability company organizational documents, joint venture agreements or similar agreements entered into in the ordinary course of business to minority interest holders (other than the Company and its Subsidiaries) in Restricted Subsidiaries as a result of such Asset Sale, and (vi) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

     "Newco" means CRIIMI Newco, LLC, a Delaware limited liability company.

     "Newco Member " means CRIIMI Newco Member, Inc., a Maryland corporation.

     "Newco Member Pledge Agreement" means the Newco Member Pledge Agreement dated as of January 14, 2003 between Newco Member and the Collateral Agent.

     "non-recourse" with respect to any Indebtedness or other obligation means that the only recourse of the holder of such Indebtedness or other obligation in the event of a default in respect thereof is to the collateral securing such Indebtedness or other obligation (other than recourse arising out of certain wrongful acts or omissions, environmental liabilities, and other customary exclusions from the scope of so-called "non-recourse" provisions).

     "Non-Recourse Debt" means non-recourse Indebtedness evidenced by loan agreements, repurchase agreements or other similar financing agreements and incurred in connection with the purchase or carrying cost of income-producing assets.

     "Note Obligations" means all Obligations of the Company under this Agreement and the Notes, including any and all principal of, Make-Whole Amount, if any, and interest on the Notes.

     "Notes" has the meaning specified in in the preamble to this Agreement.

     "Obligations" means any principal, interest, penalties, premiums or make-whole amounts, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including in the case of a repurchase agreement, payment of the repurchase price and any price differential).

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 10.05.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Holders that meets the requirements of Section 10.05 and that is otherwise reasonably satisfactory in form and substance to the Holders and their counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "Option Principal Amount" has the meaning specified in the Investment Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Business" means (a) acquiring, owning and managing non-investment grade securities that represent interests in or debt secured by portfolios of commercial and/or multifamily mortgage loans (with each such portfolio containing 20 or more loans) originated in anticipation of rated "conduit" securitizations, (b) originating or purchasing commercial and/or multifamily mortgage loans in anticipation of including such loans in portfolios of 20 or more loans for rated "conduit" securitization transactions, and originating or purchasing mezzanine loans in connection with such mortgage loans so long as such mezzanine loans are not in excess of $5,000,000 per loan, (c) servicing (as master servicer, primary servicer or special servicer) commercial and/or multifamily loans and (d) providing commercial and/or multifamily mortgage loan due diligence services to third parties. Anything contained in this Agreement to the contrary notwithstanding, any provisions of this Agreement which limit the Company's activities to the Permitted Business shall not prohibit the Company from (1) sponsoring CBOs, (2) including investment-grade CMBS or REIT securities (of the type commonly included in CBOs) in such CBOs (or purchasing or otherwise acquiring such CMBS or REIT securities for such inclusion) or (3) continuing to trade in commercial and residential mortgage backed securities.

     "Permitted CDO" means the issuance, by CBO REIT II or by an Affiliate of CBO REIT II formed for such purpose, of non-recourse Indebtedness or other non-recourse obligations the principal amortization and maturity of which are based upon the aggregate principal amortization and maturity of a like or greater amount of assets owned by CBO REIT II and its Subsidiaries as of the Issue Date.

     "Permitted Liens" means (i) Liens in favor of the Company or a Restricted Subsidiary; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of such Person; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) landlord's Liens or Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) (A) Liens to secure Indebtedness permitted by clauses
(iv), (v) or (vii) of Section 4.09(b) (and Section 4.09(b)(ix) to the extent relating to Indebtedness under Section 4.09(b)(iv)), and (B) Liens to secure a guarantee permitted under Section 4.09(b)(vi) if the underlying Indebtedness referred to in such clause is secured by a Lien permitted under this Agreement;
(vi) Liens existing or incurred on the Issue Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not in the aggregate exceed $10,000,000 at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;
(ix) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement, provided, however, that such Liens (A) are not materially less favorable to the Holders than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced (other than additions, accessions, products, proceeds and improvements to such property or assets); (x) judgment Liens not giving rise to an Event of Default so long as any such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have finally terminated or the period within which such proceedings may be initiated shall not have expired; (xi) Liens resulting from the deposit of funds or government securities in trust for the purpose of discharging or defeasing Indebtedness of the Company and its Restricted Subsidiaries; (xii) setoff, chargeback and other rights of depository and collecting banks and other regulated financial institutions with respect to money or instruments of the Company or its Restricted Subsidiaries on deposit with or in the possession of such institutions; (xiii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation; (xiv) Liens securing the Notes; (xv) Liens securing the Repo Obligations; (xvi) Liens securing Indebtedness under any other repurchase agreements to the extent such Indebtedness is permitted under Section 4.09; and (xvii) Liens securing the Senior Credit Facility.

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, in whole or in part, other Indebtedness (the "Old Indebtedness") of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the original principal amount of such Permitted Refinancing Indebtedness does not exceed the outstanding principal amount of the Old
Indebtedness (except to the extent any such excess principal amount of Indebtedness is otherwise permitted under Section 4.09), (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Old Indebtedness;
(iii) the mandatory annual cash interest expense on such Permitted Refinancing Indebtedness is not materially greater than the mandatory annual cash interest expense on the Old Indebtedness; (iv) such Permitted Refinancing Indebtedness shall be non-recourse Indebtedness if the Old Indebtedness was also non-recourse Indebtedness; and (v) any Lien securing such Permitted Refinancing Indebtedness is not prohibited by Section 4.12.

     "Person" means any individual, corporation, limited liability company, partnership (limited or general), joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Plan" means any employee benefit or similar plan that is or was, at any time during the current year or the immediately preceding five years, established, maintained or contributed to by the Company or any of its ERISA Affiliates and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Preferred Equity Interest" means any Equity Interest of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of any other Equity Interest issued by such Person.

     "Purchased Stock" has the meaning specified in the Investment Agreement.

     "REIT" means a "real estate investment trust," as defined in Section 856 of the Internal Revenue Code of 1986, as amended.

     "REIT Qualifying Shares" means shares of stock of a REIT issued for the purpose of satisfying the requirement that a REIT have no fewer than 100 shareholders.

     "Repo Agreement" means that certain Repurchase Agreement dated as of January 14, 2003 between Newco and CBO REIT II, as sellers, and the Repo Purchaser, as buyer, as such Repurchase Agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Repo Documents" means, collectively, the Repo Agreement and all related collateral documents, instruments and agreements, in each case as the same may be amended, supplemented or otherwise modified from time to time.

     "Repo Obligations" means, collectively, all Obligations of the Company and its Resticted Subsidiaries arising under the Repo Documents.

     "Repo  Purchaser"  means  Bear,  Stearns   International  Limited  and  its
successors and assigns in such capacity under the Repo Documents.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary, and, unless specified otherwise, refers to a Restricted Subsidiary of the Company.

     "RMBS" means residential mortgage-backed securities.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Facility" means one or more loan or credit agreements entered into by the Company or one or more Restricted Subsidiaries (other than CBO REIT II or any of its Subsidiaries) on or after the Issue Date with one or more lenders, including any related notes, guarantees (by Subsidiaries (other than CBO REIT II or any of its Subsidiaries) or otherwise), collateral documents, instruments and agreements executed in connection therewith, as such agreement(s) and related documents may be amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), with the same or other agents, trustees, representatives, lenders or holders, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and all refundings, refinancings and replacements of any Senior Credit Facility, including any agreement (i) extending the maturity of any Obligations incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Restricted Subsidiaries (other than CBO REIT II or any of its Subsidiaries) and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder. Any Lien securing such Indebtedness shall be subject to Section 4.12 hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, any other Person a majority of whose Voting Stock is at the time owned by such first Person, by one or more of the Subsidiaries of such first Person, or by such first Person and one or more Subsidiaries thereof.

     "Trading Assets" means all securities owned as of the Issue Date or acquired thereafter by the Company or any wholly-owned Restricted Subsidiary thereof (other than CBO REIT II or any of its Subsidiaries) that do not constitute Collateral and that the Company from time to time deems to constitute part of the Company's "trading portfolio."

     "25% Holder" means a Holder that owns 25% or more in aggregate principal amount of the Notes.

     "Unaffiliated Holder" means a Holder that is not an Affiliate of the Initial Purchaser.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, any

Subsidiary that is designated as such herein, and any Subsidiary of any Unrestricted Subsidiary, in each case unless and until designated to be a Restricted Subsidiary in compliance with this definition;provided that in no event may Newco or any of its Subsidiaries be designated as an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Holders by delivering to the Holders a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation will not cause the occurrence of an Event of Default. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period and (ii) no Default or Event of Default would be in existence following such designation. As of the Issue Date, there are no Unrestricted Subsidiaries other than (a) CMSLP Holding Company, Inc., the limited partner of CMSLP, (b) CMSLP Management Company, Inc., the general partner of CMSLP, (c) CMSLP and its Subsidiaries, (d) CM International Shoppes, Inc., (e) CM International Shoppes II, Inc., and (f) CM International Shoppes III, Inc.

     "Valuation Expert" means a nationally-recognized, independent accounting, appraisal, investment banking, professional services, consulting or similar firm, or a broker or dealer who is active in the market for, or skilled in making determinations of value with respect to, the type of assets being valued, in each case as selected by the Company.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is entitled under ordinary circumstances to vote in the election of the Board of Directors of such Person (irrespective of whether or not, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

Section 1.02      Other Definitions.

Term                                                          Defined in Section
--------------------------------------------------------------------------------
"Affiliate Transaction"....................................................4.11
"Asset Sale Offer".........................................................4.10
"Change of Control Offer"..................................................4.15
"Change of Control Payment Date" ..........................................4.15

"Event of Default".........................................................6.01
"Excess Proceeds"..........................................................4.10
"incur"....................................................................4.09
"Offer Amount".............................................................4.10
"Offer Period".............................................................4.10
"Permitted Debt"...........................................................4.09
"Purchase Date"............................................................4.10
"Section 5.03 Asset Sale"..................................................5.03
"Section 5.03 Pledged Equity Interests"....................................5.03
"Section 9.03 Pledged Equity Interests"....................................9.03

     Section 1.03 Rules Of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive; and "including" means "including, without limiting the generality of the foregoing,";

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions;

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

     (7) references to Sections or to Articles shall be deemed to be references to Sections or Articles of this Agreement unless the context otherwise requires.

                        ARTICLE 2  THE NOTES

     Section 2.01 Form And Dating.

     The 15% Subordinated Notes shall be substantially in the form of Exhibit A hereto. The Additional Subordinated Notes shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the Issue Date.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement, and the Company and the Initial Purchaser, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

     Section 2.02 Issuance; Execution.

     The 15% Subordinated Notes shall be issued on the Issue Date to the Initial Purchaser and as otherwise provided in Section 1.2 of the Investment Agreement. The Additional Subordinated Notes shall be delivered on the Issue Date to the Initial Purchaser and as otherwise provided in Section 1.5(m) of the Investment Agreement. Option Principal Amounts, if any, evidenced by the Additional Subordinated Notes shall be advanced from time to time as provided in Section
1.6 of the Investment Agreement. By entering into this Agreement, the Company consents, for the express benefit of the Investor, to the issuance and delivery of the 15% Subordinated Notes and the Additional Subordinated Notes to the Initial Purchaser, notwithstanding anything to the contrary contained in the Investment Agreement.

     One Officer shall sign each Note for the Company by manual signature.

     A Note shall not be valid until executed by the manual signature of an authorized Officer of the Company as provided above. Such signature shall be conclusive evidence that the Note has been issued under this Agreement and that the Holder thereof is entitled to the benefits of this Agreement.

     The Notes shall be issuable only in registered form without coupons and shall be subject to minimum denominations of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

     Section 2.03 Holder Lists.

     The Company shall at all times maintain a list of the names and addresses of all Holders.

Section 2.04      Transfer And Exchange.

     (a) Transfer and Exchange of Notes. Anything contained in this Agreement to the contrary notwithstanding, no Holder of any Note may transfer such Note (or any portion thereof) to a Person other than an Affiliate of such Holder without the prior written consent of the Company. Upon request by a Holder of Notes and such Holder's compliance with the provisions of this Section 2.04(a), (i) in the case of a request by a Holder to transfer any Note (or portion thereof) to a Person other than an Affiliate of such Holder, the Company will promptly consent or withhold consent to such request in a writing delivered to such Holder (which consent (x) may be granted or withheld by the Company in its sole discretion and
(y) shall be deemed to be withheld if the Company shall not have delivered any such writing to such Holder within five Business Days after such request) and
(ii) the Company shall, subject to it having granted its consent if required as provided in the preceding clause (i), (x) register the transfer or exchange of such Notes and (y) issue new Notes as provided in such request. Prior to

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

such registration of transfer or exchange, the requesting Holder shall present or surrender to the Company the Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Holder.

     (b) General Provisions Relating to Transfers and Exchanges.

     (i) No service charge shall be made to a Holder of a Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.10 and 4.15).

     (ii) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

     (iii) The Company shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

     (iv) Prior to due presentment for the registration of a transfer of any Note, the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes whatsoever, whether or not such Note is overdue, and the Company shall not be affected by notice to the contrary.

     (c) Sales of Participation Interests in Notes. Anything contained in this Agreement to the contrary notwithstanding, any Holder of a Note may sell participation interests in such Note (or any portion thereof) to any of its Affiliates. Except as provided in the immediately preceding sentence, no Holder of a Note may sell a participation interest in such Note (or any portion thereof) unless (i) the Company shall give its prior written consent to such sale or (ii) such Holder retains (x) a junior participation interest in such Note (or such portion thereof) and (y) all applicable voting rights under this Agreement with respect to such Note (or such portion thereof).

     Section 2.05 Outstanding Notes.

     The Notes outstanding at any time are all the Notes executed by the Company except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in
Section 2.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     Section 2.06 Treasury Notes.

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

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Subsidiary of the Company shall be considered not to be outstanding.

     Section 2.07 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner to the Persons who are Holders on a subsequent special record date, in each case at the rate or rates provided in the Notes. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                        ARTICLE 3  REDEMPTION AND PREPAYMENT

     Section 3.01 No Optional Redemption.

     The Notes will not be subject to redemption at any time except as required by Section 3.02 and as permitted by Section 5.03.

     Section 3.02 Mandatory Redemption; Repurchase at Option of Holder.

     (a) The Company shall not be required to make mandatory redemption, purchase or sinking fund payments with respect to the Notes except as specified in this Section.

     (b) The  Company  shall make Asset Sale  Offers to the extent  required  by
Section  4.10 and Change of Control  Offers to the  extent  required  by Section
4.15.

                        ARTICLE 4  COVENANTS

     Section 4.01 Payment Of Notes.

     The  Company  shall pay or cause to be paid the  principal  of,  Make-Whole
Amounts, if any, and interest on the Notes on the dates and in the manner provided in the Notes.

     Section 4.02 Maintenance Of Office Or Agency.

     The Company shall maintain an office where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company shall give prompt written notice to each Holder of the location, and any change in the location, of such office or agency.

     Section 4.03 Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to each 25% Holder and each Unaffiliated Holder (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case promptly after such filing.

     (b) So long as any Notes are outstanding, the Company shall furnish to each 25% Holder and each Unaffiliated Holder (i) within 15 days after the end of each calendar month, a monthly reporting package, substantially in the form attached as Exhibit F to the Repo Agreement, consisting of (A) trustee reports for the "CBO-1/Nomura Securities" and the "CBO-2 Securities" (as such terms are defined in the Existing Repurchase Agreement) and (B) reports prepared by CMSLP consisting of a CMBS monthly Performance Report, an assets under review (AUR) report, a monetary defaults added to special servicing report, a schedule of realized losses and appraisal reduction events, and a corrected loan report, and
(ii) promptly upon request, such other reports and information as any 25% Holder or any Unaffiliated Holder may from time to time reasonably request.

     Section 4.04 Compliance Certificate.

     (a) The Company shall deliver to each 25% Holder and each Unaffiliated Holder, within 45 days after the end of each fiscal quarter, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the such fiscal quarter has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating that, to his or her knowledge, no Default or Event of Default exists (or, if a Default or Event of Default exists, describing such Default or Event of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to each 25% Holder and each Unaffiliated Holder, forthwith (but not later than five Business Days after the occurrence thereof) upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 4.05 Compliance with Laws; Payment of Taxes; Maintenance of Properties; Maintenance of Insurance.

     (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority to which each of them is subject.

     (b) The Company shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

     (c) Except as the Board of Directors or any Officer shall determine to be in the best interests of the Company, Company shall, and shall cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (ordinary wear and tear excepted), so that the business carried on in connection therewith may be properly conducted at all times.

     (d) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or similar businesses and similarly situated.

     Section 4.06 Stay, Extension And Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement. The Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.07 Prepayments of Subordinated Debt.

     The Company shall not make any optional payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness that is expressly subordinated in right of payment to the Note Obligations.

     Section 4.08 Board Observation Rights.

     So long as any Notes are outstanding, the Company shall permit a representative designated by the Holders to attend and observe, on a non-voting basis, all meetings and other proceedings of the Board of Directors, except to the extent the Board of Directors deems such attendance or observance inappropriate or not in the best interests of the Company.

     Section 4.09 Incurrence Of Indebtedness.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries (other than CBO REIT II and its Subsidiaries) may incur Indebtedness if:

     (i) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available (or, if internal financial statements for at least four full fiscal quarters since the Issue Date are not available, then the Interest Coverage Ratio shall be calculated with respect to the one, two or three, as appropriate, full fiscal quarters since the Issue Date for which internal financial statements are available) immediately preceding the date on which such additional Indebtedness is incurred would have been at least 1.05 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period (or shorter period, as appropriate); and

     (ii) either:

     (A) such additional Indebtedness (1) has no Stated Maturity of principal until on or after the final Stated Maturity of the Notes, and (2) is not by its terms subject to voluntary prepayment, redemption or call at the option of the Company on or prior to such date; or

     (B) such additional Indebtedness (1) has no Stated Maturity of principal other than at its final Stated Maturity date, (2) has a final Stated Maturity date not more than two years after its issuance date, and (3) was incurred for the purpose of financing all or any part of the purchase price or carrying cost of CMBS, RMBS, other Trading Assets or other income-producing assets.

     (b) The provisions of subsection (a) above will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (ii) the incurrence by the Company and its Restricted Subsidiaries (other than CBO REIT II and its Subsidiaries) of Indebtedness under or in respect of repurchase agreements (other than the Repo Documents) in an aggregate principal amount not to exceed $200,000,000;

     (iii) the incurrence by the Company of Indebtedness represented by the Notes;

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries (other than CBO REIT II and its Subsidiaries) of Indebtedness represented by Capital Lease Obligations or incurred in similar types of transactions, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

     (v) so long as no Event of Default is then continuing, the incurrence by the Company or any of its Restricted Subsidiaries (other than CBO REIT II and its Subsidiaries) of Non-Recourse Debt or Match Funded Indebtedness;

     (vi) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09; provided that neither CBO REIT II nor any of its Subsidiaries may guarantee any Indebtedness pursuant to this subsection (b)(vi) other than Indebtedness of CBO REIT II or one of its Subsidiaries;

     (vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary (other than CBO REIT II or one of its Subsidiaries, unless such agreements are entered into in connection with a Permitted CDO or any refinancing thereof) providing for indemnification, adjustment of purchase price, assumption or guarantee of nonrecourse liabilities and similar obligations incurred or assumed in connection with the acquisition or disposition of any Restricted Subsidiary or other assets;

     (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii); and provided further, however, that neither CBO REIT II nor any of its

Subsidiaries may incur any intercompany Indebtedness pursuant to this subsection
(b)(viii) other than from CBO REIT II or one of its Subsidiaries;

     (ix) the incurrence by the Company and its Restricted Subsidiaries (other than CBO REIT II or any of its Subsidiaries) of Indebtedness (including letters of credit, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under the Senior Credit Facility; provided that the aggregate principal amount of all Indebtedness (including letters of credit) outstanding under the Senior Credit Facility after giving effect to such incurrence does not exceed an amount equal to $25.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any such Senior Credit Facility Indebtedness pursuant to Section 4.10 hereof;

     (x) the incurrence by the Company or any of its Restricted Subsidiaries (other than CBO REIT II and its Subsidiaries) of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that is either Existing Indebtedness or was permitted by this Agreement to be incurred under subsection (a) hereof or clauses (ii), (iii), (iv), (v), (vi), (vii), (ix) or (x) of this subsection (b);

     (xi) the incurrence by CBO REIT II and its Subsidiaries of Indebtedness in respect of a Permitted CDO; provided that (w) the proceeds of such Permitted CDO are used, concurrently with the incurrence of such Indebtedness, to repay the outstanding Repo Obligations to the extent such proceeds are equal to or less than the amount of Repo Obligations then outstanding, (x) the Net Proceeds of such Permitted CDO are applied as provided in Section 5.03, (y) the retained classes of securities in respect of such Permitted CDO are held by CBO REIT II or another Restricted Subsidiary and are pledged to the Collateral Agent to the extent required under Section 9.03, and (z) the provisions of Sections 5.03 and
9.03 (and Section 4.10 to the extent provided in Section 5.03) are otherwise complied with in connection with such Permitted CDO; and

     (xii) the incurrence by CBO REIT II and its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness of CBO REIT II and its Subsidiaries that is either Existing Indebtedness or was permitted by this Agreement to be incurred under clauses (vi), (viii) or (xi) of this subsection
(b), subject mutatis mutandis to any limitations set forth therein.

     (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in subsection (b) above or is entitled to be incurred pursuant to subsection (a) above, the Company may classify, and from time to time re-classify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, and the payment of interest on any

Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant, but such items shall not, by virtue of this sentence, be excluded from the scope of the Indebtedness described in the definition of the term "Interest Expense."

     Section 4.10 Asset Sales.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless either (i) such Asset Sale was made in the ordinary course of business or (ii) clauses (A) through (D) below are satisfied:

     (A) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets disposed of;

     (B) if the fair market value of such assets is in excess of $3,000,000, such value shall be determined by the Company's Board of Directors, and if such fair market value is in excess of $12,500,000, such fair market value shall be evidenced by an opinion, appraisal or quotation issued by a Valuation Expert;

     (C) the Company gives notice of such Asset Sale to all 25% Holders and all Unaffiliated Holders not less than 10 days after the closing thereof; and

     (D) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (D), any liabilities of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets or an Affiliate thereof or that otherwise cease to be liabilities of the Company or a Restricted Subsidiary in connection with such Asset Sale shall be deemed to be cash.

     Notwithstanding the foregoing,  the limitations referred to in clauses (A),
(B) and (C) above shall not apply to any Asset Sale (including a Permitted CDO) made in a public markets, Rule 144A, Regulation S or similar transaction.

     (b) Subject in each case to the provisions of Section 5.03 with respect to any Section 5.03 Asset Sale:

     (i) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply (or cause the Restricted Subsidiary that received such Net Proceeds to apply) such Net Proceeds, at its option, (A) to the permanent repayment of Indebtedness under the Repo Documents or the Senior Credit Facility or any other Indebtedness that is not expressly subordinated in right of payment to the Note Obligations, (B) to the acquisition of income-producing  assets  (including  Trading  Assets)  or Equity  Interests  in
Persons that own  income-producing  assets if such Persons become  Subsidiaries,
(C) to the
redemption of Preferred Equity Interests, or (D) to the payment of dividends; provided that Net Proceeds received by CBO REIT II or any of its Subsidiaries (x) may only be applied pursuant to clause (A) above to repay Indebtedness of CBO REIT II or any of its Subsidiaries, (y) may only be applied pursuant to clause (B) above to the extent permitted under Section 5.03, and (z) may not be applied pursuant to clause (C) or (D) above.

     (ii) Notwithstanding the foregoing, in the event that a Restricted Subsidiary that is not a wholly-owned Subsidiary consummates an Asset Sale, whether or not such Restricted Subsidiary dividends or distributes to all of its stockholders (including the Company or another Restricted Subsidiary) on a pro rata basis any proceeds of such Asset Sale, the Company or such Restricted Subsidiary need only apply its pro rata share of such proceeds in accordance with the preceding clause (b)(i).

     (iii) Subject to the proviso to clause (b)(i) above, pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (b)(i) above will be deemed to constitute "Excess Proceeds".

     (iv) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will be required to make an offer pro rata to all Holders of Notes, all holders of Repo Obligations and all holders of Indebtedness under a Senior Credit Facility containing provisions similar to those set forth in this Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus (in the case of the Notes) the Make-Whole Amount determined for the payment date with respect to such principal amount plus (in all cases) accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in subsection (c) below and in the agreements evidencing such other Indebtedness. The Company may, in its sole discretion, elect to make an Asset Sale Offer prior to the expiration of the 180-day period, or with less than $10,000,000 of Excess Proceeds. To the extent that any Excess Proceeds that were subject to an Asset Sale Offer remain after consummation of such Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     (c) In the event that, pursuant to clause (iv) of subsection (b) above, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below unless the Company shall have received a written waiver of such Asset Sale Offer requirement from each Holder prior to the commencement of the Offer Period.

     (i) The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to clause (iv) of subsection (b) above (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     (ii) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     (iii) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state: (a) that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer shall remain open; (b) the Offer Amount, the purchase price and the Purchase Date; (c) that any Note not tendered or accepted for payment shall continue to accrue interest; (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have all or a portion of such Note purchased; (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period; (g) that Holders shall be entitled to withdraw their election if the Company receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (h) that, if the aggregate principal amount of Notes tendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis; and (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

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

     (iv) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered. The Company shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note and shall mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or prior to the Purchase Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with an Asset Sale Offer and, to the extent inconsistent with the provisions of this Agreement, such laws and regulations shall govern.

     Section 4.11 Transactions With Affiliates.

     The Company shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person and (ii) the Company delivers to each 25% Holder (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,000,000, a Board Resolution set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by a Valuation Expert. Notwithstanding the foregoing, the limitations and restrictions set forth in this Section 4.11 shall not apply to the following types of Affiliate
Transactions: (i) Affiliate Transactions between or among the Company and its Restricted Subsidiaries; provided that, in the case of CBO REIT II and its Subsidiaries, the exception contained in this clause (i) shall only apply to Affiliate Transactions between or among CBO REIT II and its Subsidiaries; (ii) customary compensation, employment and indemnification arrangements and other customary transactions with officers, directors or employees of the Company or any Restricted Subsidiary (including those contemplated by the Investment Agreement); (iii) payment of dividends and redemptions of Preferred Equity Interests that are not otherwise prohibited by this Agreement, and (iv) transactions with the Investor and its Affiliates.

     Section 4.12 Liens.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien securing Indebtedness on any asset of Newco Member or any of its Subsidiaries or on any asset acquired after the Issue Date, except Permitted Liens.

     Section 9.01 sets forth an additional limitation on Liens on Collateral.

     Section 4.13 Business Activities.

     The Company shall not engage in any business other than the Permitted Business. The Company shall not permit Newco Member or Newco to engage in any activities other than those permitted under their respective constituent documents as in effect on the Issue Date.

     Section 4.14 Corporate Existence.

     Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than Newco Member and its Subsidiaries), if the senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

     Section 4.15 Offer To Repurchase Upon Change Of Control.

     (a) If a Change of Control occurs, the Company shall make an offer to each Holder to repurchase all or any part of such Holder's Notes pursuant to the procedures described below (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof plus the Make-Whole Amount determined for the payment date with respect to such principal amount plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment").

     (b) Within 5 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment in full; (2) the purchase price and the purchase date, which shall be 5 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the expiration of the Change of Control Payment Offer; (6) that Holders will be entitled to withdraw their election if the Company receives, not later than the expiration of the Change of Control Payment Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, and (8) an estimate of the Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder an Officer's Certificate specifying the calculation of such Make-Whole Amount as of the specified prepayment date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control and, to the extent the procedural aspects thereof are inconsistent with the provisions of this Agreement, such laws and regulations shall govern.

     (c) On the Change of Control Payment Date, the Company shall, to the extent lawful and subject to the provisions of the Intercreditor Agreement, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and, (3) promptly issue to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that the failure to make a Change of Control Payment to any Holder solely as a result of the limitations set forth in the Intercreditor Agreement shall not prevent such failure from constituting an Event of Default under Section 6.01(c). The Company shall inform each Holder of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section  4.16  Limitation  on  Dividend  and  Other  Payment   Restrictions
Affecting Subsidiaries.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted

Subsidiary to (i) to pay dividends or make any other distributions to the Company or any Restricted Subsidiary in respect of its Equity Interests, (ii) pay any indebtedness owed to the Company or any Restricted Subsidiary, (iii) make loans or advances to the Company or any Restricted Subsidiary, or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, in each case except (except as hereinafter provided) for such encumbrances or restrictions existing under or by reason of (a) any Existing Indebtedness, (b) in the case of the foregoing clause (iv) only, any lease or license of, any agreement relating to the sale of, or any Lien encumbering, the property or asset the transfer of which is so restricted, (c) any Indebtedness permitted under Section 4.09; provided that, in the case of any such Indebtedness incurred by the Company or a Restricted Subsidiary other than CBO REIT II or one of its Subsidiaries, such encumbrances or restrictions permitted under this clause (c) shall not affect CBO REIT II and its Subsidiaries, and (d) any agreement or instrument to which any Person is a party at the time it becomes a Restricted Subsidiary or is merged into a Restricted Subsidiary, so long as (x) such agreement or instrument was not entered into in connection with or in contemplation of such Person's becoming a Restricted Subsidiary or merging into a Restricted Subsidiary and (y) such encumbrances and restrictions are not applicable to any assets other than assets of such Person and its Subsidiaries.

     Section 4.17 Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Subsidiaries.

     The  Company  (i)  will  not,  and will not  permit  any of its  Restricted
Subsidiaries to, transfer, convey, sell or otherwise dispose of any Equity Interests in any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary, unless such transfer, conveyance, sale or other disposition is (a) of all of the Equity Interests of a Restricted Subsidiary other than Newco Member or any of its Subsidiaries, (b) of REIT Qualifying Shares, or (c) a Permitted Lien, and (ii) will not permit (a) any Restricted Subsidiary (other than Newco Member or any of its Subsidiaries) to issue any of its Equity Interests (other than any REIT Qualifying Shares) to any Person other than the Company or a Restricted Subsidiary or (b) Newco Member or any of its Subsidiaries to issue any of its Equity Interests (other than any REIT Qualifying Shares) to any Person other than (x) in the case of Newco Member or Newco, the Company or Newco Member, respectively (so long as such Equity Interests are pledged as required by the Company Pledge Agreement or the Newco Member Pledge Agreement, respectively), and (y) in the case of any Subsidiary of Newco, Newco or one of its Subsidiaries.

     Section 4.18 Use of Proceeds.

     (a) The Company shall use the proceeds of the 15% Subordinated Notes, the Purchased Stock and the Repo Agreement, together with such additional amounts of the Company's cash and other liquid assets as may be required, to fully redeem and retire the Existing Company Notes, to repurchase all of the "Purchased Securities" under, and as defined in, the Existing Repurchase Agreement, and to pay fees, costs and expenses related to the transactions contemplated by the Investment Agreement and the Repo Agreement.

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

     (b) The Company shall use the proceeds of the Additional Subordinated Notes for working capital and general corporate purposes, including the payment of dividends.

     Section 4.19 Limitation on Sale and Leaseback Transactions.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary (other than CBO REIT II or any of its Subsidiaries) may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to clause (a) of Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board Of Directors and set forth in an Officer's Certificate delivered to the Holders) of the property that is the subject of such sale and leaseback transaction, and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

                        ARTICLE 5  SUCCESSORS

     Section 5.01 Merger or Consolidation.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person unless (i) the Company is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Company) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company under this Agreement, the Notes and the Collateral Agreements to which the Company is a party, in each case pursuant to amendments thereto in a form reasonably satisfactory to the Holders; and (iii) immediately after such transaction no Default or Event of Default exists.

     Section 5.02 Successor Corporation Substituted.

     Upon any consolidation or merger of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged shall succeed to, and be substituted for (so that from and after the date of such consolidation or merger, the provisions of this Agreement referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as, the Company herein.

     Section 5.03 Sale of All or Substantially All Assets.

     Anything contained in this Agreement to the contrary notwithstanding, the Company shall not, directly or indirectly through any of its Subsidiaries, (x) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Company and its Subsidiaries, in one or more related transactions, to another Person, or (y) consummate a Permitted CDO (any transaction or related transactions described in the foregoing clause (x) or (y) being a "Section 5.03 Asset Sale") unless (i) pending application of the Net Proceeds of such Section 5.03 Asset Sale, such Net Proceeds are deposited in a cash collateral account in which the Collateral Agent has a first priority perfected security interest; (ii) during the 180-day period following receipt by the Company or any of its Subsidiaries of such Net Proceeds, such Net Proceeds are applied solely as provided in clauses (A) and
(B) of Section 4.10(b)(i), subject to the proviso to Section 4.10(b)(i) with respect to any such application pursuant to such clause (A); (iii) any application of any portion of such Net Proceeds as provided in clause (B) of
Section 4.10(b)(i) is effected in such a manner that (a) the income-producing assets or Equity Interests thereby acquired are acquired by a Restricted Subsidiary of the Company and (b) unless such Restricted Subsidiary is CBO REIT II or one of its Restricted Subsidiaries, the Company shall, and shall cause any applicable Restricted Subsidiary to, take all such actions, in each case in form and substance reasonably satisfactory to the Collateral Agent, as are necessary to cause the Collateral Agent to have a first priority perfected security interest in all of the equity interests of such Restricted Subsidiary (the "Section 5.03 Pledged Equity Interests"); and (iv) in the event the immediately preceding clause (iii)(b) is applicable, prior to any application of any portion of such Net Proceeds as provided in the immediately preceding clause (iii), the Company shall enter into such amendments to this Agreement (including amendments restricting the ability of such Restricted Subsidiary and its Subsidiaries to incur Indebtedness and take certain other actions) as shall be reasonably requested by the Holders in order to preserve the value of the Section 5.03 Pledged Equity Interests in a manner and to an extent substantially similar to the manner and extent that the provisions of this Agreement as in effect on the Issue Date serve to preserve the value of the Collateral under the Company Pledge Agreement and the Newco Member Pledge Agreement. At any time after the consummation of a Section 5.03 Asset Sale and prior to the granting of a security interest in any Section 5.03 Pledged Equity Interests and the amending of this Agreement as contemplated by clause (iv) of the immediately preceding sentence, the Company shall be entitled to optionally redeem all (but not less than all) of the outstanding Notes for cash in an amount equal to 100% of the principal amount thereof plus the Make-Whole Amount determined for the payment date with respect to such principal amount plus accrued and unpaid interest thereon, if any, to the date of purchase.

                        ARTICLE 6  DEFAULTS AND REMEDIES

     Section 6.01 Events Of Default.

     Each of the following constitutes an "Event of Default":

     (a) default for 10 days in the payment when due of interest on the Notes;

     (b) default in payment when due of the principal of, or any Make-Whole amount with respect to, the Notes;

     (c) failure by the Company to make a timely mandatory redemption or purchase required by Section 4.10 or 4.15;

     (d) (i) failure by the Company to comply with any of its obligations, covenants or agreements in the Investment Agreement, (ii) failure by the Company or any of its Restricted Subsidiaries to comply with any of its obligations, covenants or agreements in Section 4.04(b), Section 4.07, Sections 4.09 through 4.13, Section 4.14 (insofar as it relates to the maintenance of corporate existence of the Company, Newco Member, Newco or CBO REIT II or any of its Subsidiaries), Sections 4.15 through 4.19, Section 5.01, Section 5.03 or Section
9.03 of this Agreement, or (iii) failure by the Company to comply with any of its obligations, covenants or agreements in the Collateral Agreements;

     (e) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice to comply with any of its other obligations, covenants or agreements in this Agreement or the Notes;

     (f) an "Event of Default with respect to Seller" (as such phrase is defined in the Repo Agreement) shall have occurred and be continuing, which default shall continue beyond the expiration of any applicable notice and cure period and any applicable standstill periods as set forth in the Repo Documents relating to enforcement of remedies and, in connection with such default, the Repo Purchaser has taken or is taking any action to enforce default remedies available under the Repo Documents (other than de minimis actions);

     (g) there is a default under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates (x) $25,000,000 or more in the case of non-recourse Indebtedness and (y) $5,000,000 or more in the case of any other Indebtedness;

     (h) the Company pursuant to or within the meaning of any Bankruptcy Law:

     (i) commences a voluntary case,

     (ii) consents to the entry of an order for relief against it in an involuntary case,

     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

     (iv) makes a general assignment for the benefit of its creditors, or

     (v) generally is not paying its debts as they become due;

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i) is for relief against the Company in an involuntary case;

     (ii) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

     (iii) orders the liquidation of the Company;

     and the order or decree remains unstayed and in effect for 60 consecutive days;

     (j) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 (to the extent not adequately covered by insurance maintained with a solvent and unaffiliated insurance company that has not denied or disclaimed coverage) are rendered against one or more of the Company and its Restricted Subsidiaries and such judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal;

     (k) any representation or warranty made by the Company or Newco Member in the Investment Agreement or in any Collateral Agreement or in any other writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

     (l) any Collateral Agreement shall cease to be in full force and effect (other than by reason of a release of the Collateral thereunder in accordance with the terms hereof or thereof, or any other termination of such Collateral Agreement in accordance with the terms hereof or thereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected first priority Lien in any Collateral purported to be covered thereby as security for the Note Obligations; or

     (m) ERISA. (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any of its ERISA Affiliates, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any of its ERISA Affiliates shall incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a material adverse effect on (a) the property, business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or Newco Member to perform its respective obligations under this Agreement, the Investment Agreement, the Notes or any Collateral Agreement, (c) the validity or enforceability of this Agreement, the Investment Agreement, the Notes or any Collateral Agreement or
(d) the rights and remedies of the Collateral Agent or any Holder under this Agreement, the Investment Agreement, the Notes or any Collateral Agreement.

     Section 6.02 Acceleration.

     If any Event of Default occurs and is continuing, the Holders of at least a majority in principal amount of the then outstanding Notes, by written notice to the Company, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (h) or (i) of Section 6.01, all outstanding Notes shall become due and payable without further action or notice on the part of any Holders. Holders may not enforce this Agreement or the Notes except as provided in this Agreement.

     Upon any Notes becoming due and payable under this Section 6.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 6.03 Other Remedies.

     Subject to the Intercreditor Agreement and the other Collateral Agreements:

     (a) If an Event of Default occurs and is continuing, the Holders of at least a majority in principal amount of the then outstanding Notes may pursue any available remedy to collect the payment of principal, Make-Whole Amount, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Agreement or the Collateral Agreements.

     (b) A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law, and shall be in addition to every other remedy given hereunder or under the Collateral Agreements or existing at law or in equity or by statute on or after the date hereof.

     Section 6.04 Waiver Of Past Defaults.

     Subject to Article 7, Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of principal, Make-Whole Amount, if any, or interest on the Notes (including in connection with a mandatory redemption or offer to purchase).

     Section 6.05 Control By Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders or exercising any trust or power conferred on them.

     Section 6.06 Rights Of Holders Of Notes To Receive Payment.

     Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, Make-Whole Amount, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a mandatory redemption or offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.07 Priorities.

     Subject to the provisions of the Collateral Agreements, if any Holder (or the Collateral Agent or any other representative on its behalf) collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

     First: to the payment of all expenses and liabilities incurred, and all advances made, by the Holders (or such representative) and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Make-Whole Amount, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Make-Whole Amount, if any, and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     Section 6.08 Indemnity.

     The Company shall indemnify each Holder and its officers, directors, partners, employees, agents and affiliates (collectively, the "Indemnified Persons") against any and all losses, liabilities or reasonable expenses (including reasonable attorneys' fees and expenses) incurred by it including taxes (other than taxes based upon, measured by or determined by, the income, receipts or capital of such Indemnified Person) arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company (including this Section 6.08) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The applicable Indemnified Person shall notify the Company promptly of any claim for which it may seek indemnity. Failure by such Indemnified Person to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the applicable Indemnified Person shall cooperate in the defense. The applicable Indemnified Person may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the applicable Indemnified Person , settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification has been sought under this Section unless such settlement, compromise or consent (i) includes an unconditional release of the applicable Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the applicable Indemnified Person.

     The obligations of the Company under this Section 6.08 shall survive the satisfaction and discharge of this Agreement and any rejection or termination of this Agreement under any bankruptcy law.

                        ARTICLE 7  AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided below in this Article 7, this Agreement and the Notes may be amended or supplemented by a written instrument executed by the Company and the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, Make-Whole Amount, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Sections 2.05 and 2.06 shall determine which Notes are considered to be "outstanding" for purposes of this
Article 7.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.06, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Agreement or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Article 7 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note;

     (c) reduce the rate of or change the time for payment of interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or Make-Whole Amount, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or Make-Whole Amount, if any, or interest on the Notes;

     (g) waive a payment with respect to any Note under Section 4.10 or 4.15; or

     (h) make any change in Section 6.04 or 6.06 or in the foregoing amendment and waiver provisions.

                        ARTICLE 8  SUBORDINATION

     The Company agrees, and each Holder by accepting a Note agrees, that the Note Obligations are subordinated to the prior payment in full, in cash and in immediately available funds, of all Senior Obligations (as defined in the Intercreditor Agreement) pursuant to, and to the extent provided in, the Intercreditor Agreement.

                        ARTICLE 9  COLLATERAL AND SECURITY

     Section 9.01 Collateral Agreements.

     The due and punctual payment of the principal of, Make-Whole Amount, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, Make-Whole Amount, if any, and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders under this Agreement and the Notes, to the Collateral Agent under the Collateral Agreements, and to the Investor under the Investment Agreement, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Agreements. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with their respective terms and the terms hereof and authorizes and directs the Initial Purchaser to enter into the Collateral Agreements as Collateral Agent and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to each 25% Holder and each Unaffiliated Holder copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Holders and the Collateral Agent the security interest in and Lien on the Collateral to the extent held pursuant to each of the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Notes, according to the intent and purposes herein expressed. Subject to Section 9.02(c), the Company shall take, or shall cause its Restricted Subsidiaries to take, upon request of any Holder, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the obligations of the Company, a valid and enforceable perfected first priority Lien in and on all the Collateral in favor of the Collateral Agent for the benefit of the Holders, the Collateral Agent and the Investor, superior to and prior to the rights of all third persons and subject to no other Liens other than, to the extent permitted by the applicable Collateral Agreements, Collateral Permitted Liens.

     Section 9.02 Authorization of Actions to be Taken Under the Collateral Agreements.

     Subject to the Intercreditor Agreement:

     The holders of a majority in outstanding principal amount of the Notes may direct, on behalf of all Holders, the Collateral Agent to take all actions which such

Holders deem necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

     Section 9.03 Delivery of Additional Collateral Upon the Consummation of a Permitted CDO.

     Anything contained in this Agreement to the contrary notwithstanding, upon the consummation of a Permitted CDO, the Company shall, and shall cause any applicable Restricted Subsidiary to, take all such actions, in each case in form and substance reasonably satisfactory to the Collateral Agent, as are necessary to cause the holder of the retained classes of securities in respect of such Permitted CDO to grant the Collateral Agent a valid and perfected first priority security interest in such retained classes as security for the Note Obligations; provided that the foregoing requirement shall not apply in the event that (i) the proceeds of such Permitted CDO are insufficient to repay all outstanding Repo Obligations, and such retained classes are sold or pledged as collateral pursuant to a repurchase agreement, loan agreement or similar agreement governing Indebtedness the proceeds of which do not exceed, and are used to repay, the remaining unpaid amount of the Repo Obligations, or (ii) such holder is otherwise not permitted to grant a security interest in such retained classes as security for the Note Obligations; and provided, further that, in the event
(i) the immediately preceding proviso is applicable and (ii) such retained classes are not held by Newco Member or any of its Restricted Subsidiaries, (a) such retained classes shall be held by a Restricted Subsidiary of the Company,
(b) the Company shall, and shall cause any applicable Restricted Subsidiary to, take all such actions, in each case in form and substance reasonably satisfactory to the Collateral Agent, as are necessary to cause the Collateral Agent to have a first priority perfected security interest in all of the equity interests of such Restricted Subsidiary (the "Section 9.03 Pledged Equity Interests"), and (c) prior to the issuance or transfer of such retained classes to such Restricted Subsidiary, the Company shall enter into such amendments to this Agreement (including amendments restricting the ability of such Restricted Subsidiary and its Subsidiaries to incur Indebtedness and take certain other actions) as shall be reasonably requested by the Holders in order to preserve the value of the Section 9.03 Pledged Equity Interests in a manner and to an extent substantially similar to the manner and extent that the provisions of this Agreement as in effect on the Issue Date serve to preserve the value of the Collateral under the Company Pledge Agreement and the Newco Member Pledge Agreement.

     Section 9.04 Termination of Security Interest.

     Upon the payment in full of all Obligations of the Company under this Agreement and the Notes, the Holders shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Agreement and the Collateral Agreements.

                        ARTICLE 10  MISCELLANEOUS

     Section 10.01 Notices.

     Any notice or communication by the Company or any Holder in respect of this Agreement or the Notes is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address set forth below:

                  If to the Company:

                  CRIIMI MAE Inc.
                  11200 Rockville Pike
                  Rockville, Maryland  20852
                  Telecopier No.:  (301) 231-0334
                  Attention:  Chief Financial Officer

                  If to the Initial Purchaser:

                  Brascan Real Estate Finance Fund I, L.P.
                  c/o Brascan Real Estate Financial Investments LLC One Liberty Plaza
                  New York, New York 10006
                  Telecopier No.:  (212) 417-7292
                  Attention:  Barry Blattman, Managing Partner

                  If to any any other Holder, at its address provided to the Company at the time it becomes a Holder.

     The Company or any Holder, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     Section 10.02 No Personal Liability Of Directors, Officers, Employees And Stockholders.

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 10.03 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT, THE NOTES AND THE COLLATERAL AGREEMENTS.

     Section 10.04 No Adverse Interpretation Of Other Agreements.

     This Agreement may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

     Section 10.05 Statements Required In Certificate Or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (a) a statement that the person making such certificate or opinion has read such covenant or condition;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 10.06 Successors.

     All agreements of the Company in this Agreement and the Notes shall bind its successors. All agreements of the Holders in this Agreement shall bind their successors.

     Section 10.07 Severability.

     In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.08 Counterpart Originals.

     The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 10.09 Table Of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]


                  Dated as of January 14, 2003

                                   CRIIMI MAE INC.


                                   /s/David B. Iannarone
                                   -----------------------------------
                                   Name:  David B. Iannarone
                                   Title:  Executive Vice President


                                   BRASCAN REAL ESTATE FINANCE FUND I, L.P.


                                   /s/Barry Blattman
                                   ------------------------------------
                                   Name:  Barry Blattman
                                   Title:  President

                                    EXHIBIT A



                 15% Senior Subordinated Secured Notes due 2006

No. _____                                                 $
                                                           -----------------

                                 CRIIMI MAE INC.

promises to pay to                                                           ,
                   ----------------------------------------------------------

or registered assigns, the principal sum of
                                            ---------------------------------

DOLLARS on January 13, 2006.

Interest Payment Dates: June 15th and December 15th of each year, commencing on June 15, 2003

Record Dates:  the 1st of each month

                                       DATED: January 14, 2003

                                       CRIIMI MAE INC.


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                 15% Senior Subordinated Secured Notes due 2006

         THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL, IN CASH AND IN IMMEDIATELY AVAILABLE FUNDS, OF ALL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE INTERCREDITOR AGREEMENT AND SUBORDINATION HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF JANUARY 14, 2003 BY AND BETWEEN THE PAYEE NAMED HEREIN AND THE SENIOR TRANSACTION PARTY REFERRED TO THEREIN, AS SUCH MAY BE AMENDED FROM TIME TO TIME.

     Capitalized terms used herein shall have the meanings assigned to them in the Note Agreement referred to below unless otherwise indicated.

     1. INTEREST.

     (a) CRIIMI MAE Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this Note in the forms and the amounts set forth in this Section 1 of this Note.

     (b) The Company shall pay interest on the principal amount of this Note, in cash, at the rate of 15% per annum from the Issue Date until such principal amount is paid in full. The Company will pay such interest semi-annually, on the 15th of each June and December, commencing June 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date") and at maturity. Interest on the 15% Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

     (c) Notwithstanding Section 1(b) above, if an Event of Default has occurred and is continuing, then, so long as such Event of Default shall continue uncured and unwaived, interest on the principal amount of this Note shall accrue from the date of such Event of Default at the rate of 17% per annum instead of the rate of 15% per annum.

     (d) Notwithstanding Section 1(b) above:

     (i) On any Interest Payment Date, the Company shall have the option to defer payment of up to two-thirds of the interest accrued in respect of the outstanding principal amount of this Note (other than interest accrued in respect of any outstanding Capitalized Interest) since the most recent date to which interest on this Note has been paid. Any such interest which is deferred
(x) shall be referred to as "Capitalized Interest", (y) shall be treated as an additional principal amount due under, and evidenced by, this Note, and (z) shall bear interest, from such Interest Payment Date until paid in full, at the rate per annum otherwise applicable with respect to the outstanding principal amount of this Note pursuant to Section 1(b) or Section 1(c) above;

     (ii) On any Interest Payment Date, the Company shall have the option to defer payment of up to 100% of the interest accrued in respect of any outstanding Capitalized Interest since the most recent date to which interest on this Note has been paid. Any such interest which is deferred (x) shall be added to the then-outstanding amount of Capitalized Interest, (y) shall be treated as an additional principal amount due under, and evidenced by, this Note, and (z) shall bear interest, from such Interest Payment Date until paid in full, at the rate per annum otherwise applicable with respect to the outstanding principal amount of this Note pursuant to Section 1(b) or Section 1(c) above; and

     (iii) All Capitalized Interest, and all accrued and unpaid interest thereon that has not previously been added to the outstanding amount of Capitalized Interest in respect of this Note, shall be paid in full, in cash, upon the maturity of this Note.

     2. METHOD OF PAYMENT. The Company will pay interest on the 15% Subordinated Notes (except defaulted interest) and principal and Make-Whole Amount, if any, to the Persons who are registered Holders of 15% Subordinated Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.07 of the Note Agreement with respect to defaulted interest. The Company will make all payments of principal, Make-Whole Amount, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof in New York, New York or as otherwise specified by such Holders or, if no such account is specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Interest (including Loan Fees) will be computed on the basis of a 360-day year of twelve 30-day months.

     4. NOTE AGREEMENT; COLLATERAL.

     (a) The Company issued the 15% Subordinated Notes under a Senior Subordinated Secured Note Agreement dated as of January 14, 2003 (as amended or supplemented from time to time, the "Note Agreement") by and between the Company and Brascan Real Estate Finance Fund I, L.P. The terms of the 15% Subordinated Notes include those stated in the Note Agreement. The 15% Subordinated Notes are subject to all such terms, and Holders are referred to the Note Agreement for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Note Agreement, the provisions of the Note
Agreement shall govern and be controlling. The 15% Subordinated Notes are obligations of the Company limited in aggregate principal amount to $30,000,000.

     (b) The 15% Subordinated Notes are secured by a first priority Lien on Collateral, in each case subject to certain Collateral Permitted Liens as more fully set forth in the Note Agreement and the Collateral Agreements. Certain rights and remedies with respect to Collateral are limited pursuant to, and as described more particularly in, the Intercreditor Agreement and the other Collateral Agreements. Each Holder, by accepting a 15% Subordinated Note, agrees to be bound to all the terms and provisions of the Intercreditor Agreement and the other Collateral Agreements, as the same may be amended from time to time.

     5. OPTIONAL REDEMPTION. Except as provided in Section 5.03 of the Note Agreement, the 15% Subordinated Notes shall not be subject to redemption at any time at the option of the Company.

     6. MANDATORY REDEMPTION.

     Except as set forth in Section 7 below (as more fully set forth in the Note Agreement), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the 15% Subordinated Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) As more fully set forth in the Note Agreement, if a Change of Control occurs, the Company shall make an offer to each Holder of 15% Subordinated Notes to repurchase all or any part of such Holder's 15% Subordinated Notes pursuant to the procedures described in the Note Agreement (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase plus the applicable Make-Whole Amount (the "Change of Control Payment"). Within 5 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Note Agreement.

     (b) As more fully set forth in the Note Agreement (and subject to the provisions of Section 5.03 thereof), (1) within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (A) to the permanent repayment of Indebtedness under the Repo Documents or the Senior Credit Facility or any other Indebtedness that is not expressly subordinated in right of payment to the Note Obligations, (B) to the acquisition of income-producing assets (including Trading Assets) or Equity Interests in Persons that own income-producing assets if such Persons become Subsidiaries, (C) to the redemption of Preferred Equity Interests, or (D) to the payment of dividends; provided that Net Proceeds received by CBO REIT II or any of its Subsidiaries (x) may only be applied as provided in clause (A) above to repay Indebtedness of CBO REIT II or any of its Subsidiaries, (y) may only be applied as provided in clause (B) above to the extent permitted under Section
5.03 of the Note Agreement, and (z) may not be applied as provided in clause (C) or (D) above, and (2) pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Note Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this subsection will be deemed to constitute "Excess Proceeds." In certain circumstances, when the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will be required to make an offer to all Holders of Notes, all holders of Repo Obligations and all holders of Indebtedness under a Senior Credit Facility containing provisions similar to those set forth in the Note Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus (in the case of the Notes) the Make-Whole Amount determined for the payment date with respect to such principal amount plus (in all cases) accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Note Agreement.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The 15% Subordinated Notes are in registered form without coupons. The transfer of 15% Subordinated Notes may be registered and 15% Subordinated Notes may be exchanged as provided in the Note Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Note Agreement. The Company need not exchange or register the transfer of any 15% Subordinated Notes during the period between a Record Date and the corresponding Interest Payment Date.

     9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

     10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Note Agreement and the Notes may be amended or supplemented by an agreement in writing executed by the Company and the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

     11. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 10 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or any Make-Whole Amount with respect to, the Notes; (iii) failure by the Company to make a timely mandatory redemption or purchase required by Section 4.10 or 4.15 of the Note Agreement; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with any of the covenants or agreements in the Investment Agreement, in Section 4.04(b), Section 4.07, Sections 4.09 through 4.13, Section 4.14 (insofar as it relates to the maintenance of corporate existence of the Company, Newco Member, Newco or CBO REIT II or any of its Subsidiaries), Sections 4.15 through 4.19, Section 5.01,
Section  5.03  or  Section  9.03 of the  Note  Agreement,  or in the  Collateral
Agreements or the Notes; (v) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice to comply with any of its other obligations, covenants or agreements in the Note Agreement, the Collateral Agreements or the Notes; (vi) an "Event of Default with respect to Seller" (as such phrase is defined in the Repo Agreement) shall have occurred and be continuing, which default shall continue beyond the expiration of any applicable notice and cure period and any applicable standstill periods as set forth in the Repo Documents relating to enforcement of remedies and, in connection with such default, the Repo Purchaser has taken or is taking any action to enforce default remedies available under the Repo Documents (other than de minimis actions);
(vii) certain defaults under other Indebtedness of the Company or any of its Restricted Subsidiaries; (viii) certain events of bankruptcy or insolvency with respect to the Company; (ix) the material breach of certain representations or warranties made by the Company or Newco Member; (x) certain impairments in the security interests granted to the Collateral Agent; and (xi) certain ERISA-related Events of Default.

     As more fully set forth in the Note Agreement, if any Event of Default occurs and is continuing, the Holders of at least a majority in principal amount of the then outstanding Notes, by written notice to the Company, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice on the part of any Holders. Holders may not enforce the Note Agreement or the Notes except as provided in the Note Agreement. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the exercise of any trust or power.

     12. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary, as such, shall not have any liability for any obligations of the Company under the Notes or the Note Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     The Company will furnish to any Holder upon written request and without charge a copy of the Note Agreement. Requests may be made to:

                  CRIIMI MAE Inc.
                  11200 Rockville Pike
                  Rockville, Maryland  20852
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

----------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)


----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
           (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint
                        ----------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

----------------------------------------------------------------------------

Date:                 , 200
      ----------------     ---------

                   Your Signature:
                                  ------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Note Agreement, check the box below:

                  - - Section 4.10

                  - - Section 4.15

     If you want to elect to have only part of the Note purchased by the Company, state the amount you elect to have purchased: $________



Date:                      , 200    Your Signature:
      ---------------------     --                 ---------------------------
                                   (Sign exactly as your name appears on the
                                    face of this Note)
                                    Tax Identification No:
                                                          --------------------

Signature Guarantee.

                                    EXHIBIT B



                 20% Senior Subordinated Secured Notes due 2006

No. _____                                            $
                                                      -----------------

                                 CRIIMI MAE INC.

promises to pay to __________________________________________________,

or registered assigns, the principal sum of _______________________________ DOLLARS or, if less, the unpaid principal amount of all Option Principal Amounts advanced under this Note from time to time as provided in Section 1 of this Note, on January 13, 2006.

Interest Payment Dates: June 15th and December 15th of each year, commencing on June 15, 2003

Record Dates:  the 1st of each month

                               DATED: January 13, 2003

                               CRIIMI MAE INC.


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------

                 20% Senior Subordinated Secured Notes due 2006

         THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL, IN CASH AND IN IMMEDIATELY AVAILABLE FUNDS, OF ALL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE INTERCREDITOR AGREEMENT AND SUBORDINATION HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF JANUARY 13, 2003 BY AND BETWEEN THE PAYEE NAMED HEREIN AND THE SENIOR TRANSACTION PARTY REFERRED TO THEREIN, AS SUCH MAY BE AMENDED FROM TIME TO TIME.

     Capitalized terms used herein shall have the meanings assigned to them in the Note Agreement referred to below unless otherwise indicated.

     1. ADVANCES OF OPTION PRINCIPAL AMOUNTS.

     This Note is an Additional Subordinated Note issued pursuant to the terms of the Note Agreement as more fully described in Section 4 below. The Additional Subordinated Notes evidence the obligation of CRIIMI MAE Inc., a Maryland corporation (the "Company"), to repay the aggregate unpaid amount of all Option Principal Amounts advanced to the Company from time to time pursuant to the terms of Section 1.6 of the Investment Agreement. In the event this Note was issued upon transfer or exchange of one or more previously-issued Additional Subordinated Notes, the grid attached to this Note reflects that portion of such Option Principal Amounts, if any, that (a) was advanced to the Company prior to the issuance of this Note, (b) was formerly evidenced by such previously-issued Additional Subordinated Note or Additional Subordinated Notes, and (c) is now evidenced by this Note. In addition, in the event all or any portion of any Option Principal Amount is advanced to the Company by the Holder of this Note after the date of issuance hereof, such Option Principal Amount (or the applicable portion thereof) shall be reflected by a notation made on such grid by the Holder hereof.

     2. INTEREST.

     (a) The Company  promises to pay interest on the  principal  amount of this
Note in the forms and the amounts set forth in this Section 2 of this Note.

     (b) The Company shall pay interest on the principal amount of this Note, in cash, at the rate of 20% per annum from the first date on which any Option Principal Amount shall have been advanced to the Company until such principal amount is paid in full. The Company will pay such interest semi-annually, on the 15th of each June and December, commencing on the first such date to occur after the date of such first advance, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date") and at maturity. Interest on the Additional Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of such first advance.

     (c) Notwithstanding Section 2(b) above, if an Event of Default has occurred and is continuing, then, so long as such Event of Default shall continue uncured and unwaived, interest on the principal amount of this Note shall accrue from the date of such Event of Default at the rate of 22% per annum instead of the rate of 20% per annum.

     (d) Notwithstanding Section 2(b) above:

     (i) On any Interest Payment Date, the Company shall have the option to defer payment of up to one-half of the interest accrued in respect of the outstanding principal amount of this Note (other than interest accrued in respect of any outstanding Capitalized Interest) since the most recent date to which interest on this Note has been paid. Any such interest which is deferred
(x) shall be referred to as "Capitalized Interest", (y) shall be treated as an additional principal amount due under, and evidenced by, this Note, and (z) shall bear interest, from such Interest Payment Date until paid in full, at the rate per annum otherwise applicable with respect to the outstanding principal amount of this Note pursuant to Section 2(b) or Section 2(c) above;

     (ii) On any Interest Payment Date, the Company shall have the option to defer payment of up to 100% of the interest accrued in respect of any outstanding Capitalized Interest since the most recent date to which interest on this Note has been paid. Any such interest which is deferred (x) shall be added to the then-outstanding amount of Capitalized Interest, (y) shall be treated as an additional principal amount due under, and evidenced by, this Note, and (z) shall bear interest, from such Interest Payment Date until paid in full, at the rate per annum otherwise applicable with respect to the outstanding principal amount of this Note pursuant to Section 2(b) or Section 2(c) above; and

     (iii) All Capitalized Interest, and all accrued and unpaid interest thereon that has not previously been added to the outstanding amount of Capitalized Interest in respect of this Note, shall be paid in full, in cash, upon the maturity of this Note.

     3. METHOD OF PAYMENT. The Company will pay interest on the Additional Subordinated Notes (except defaulted interest) and principal and Make-Whole Amount, if any, to the Persons who are registered Holders of Additional Subordinated Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section
2.07 of the Note Agreement with respect to defaulted interest. The Company will make all payments of principal, Make-Whole Amount, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof in New York, New York or as otherwise specified by such Holders or, if no such account is specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Interest (including Loan Fees) will be computed on the basis of a 360-day year of twelve 30-day months.

     4. NOTE AGREEMENT; COLLATERAL.

     (a) The Company issued the Additional Subordinated Notes under a Senior Subordinated Secured Note Agreement dated as of January 13, 2003 (as amended or supplemented from time to time, the "Note Agreement") by and between the Company and Brascan Real Estate Finance Fund I, L.P. The terms of the Additional Subordinated Notes include those stated in the Note Agreement. The Additional Subordinated Notes are subject to all such terms, and Holders are referred to the Note Agreement for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Note Agreement, the provisions of the Note Agreement shall govern and be controlling. The Additional Subordinated Notes are obligations of the Company limited in aggregate principal amount to $10,000,000.

     (b) The Additional Subordinated Notes are secured by a first priority Lien on Collateral, in each case subject to certain Collateral Permitted Liens as more fully set forth in the Note Agreement and the Collateral Agreements. Certain rights and remedies with respect to Collateral are limited pursuant to, and as described more particularly in, the Intercreditor Agreement and the other Collateral Agreements. Each Holder, by accepting a Additional Subordinated Note, agrees to be bound to all the terms and provisions of the Intercreditor Agreement and the other Collateral Agreements, as the same may be amended from time to time.

     5. OPTIONAL REDEMPTION. Except as provided in Section 5.03 of the Note Agreement, the Additional Subordinated Notes shall not be subject to redemption at any time at the option of the Company.

     6. MANDATORY REDEMPTION.

     Except as set forth in Section 7 below (as more fully set forth in the Note Agreement), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Additional Subordinated Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) As more fully set forth in the Note Agreement, if a Change of Control occurs, the Company shall make an offer to each Holder of Additional Subordinated Notes to repurchase all or any part of such Holder's Additional Subordinated Notes pursuant to the procedures described in the Note Agreement (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase plus the applicable Make-Whole Amount (the "Change of Control Payment"). Within 5 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Note Agreement.

     (b) As more fully set forth in the Note Agreement (and subject to the provisions of Section 5.03 thereof), (1) within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (A) to the permanent repayment of Indebtedness under the Repo Documents or the Senior Credit Facility or any other Indebtedness that is not expressly subordinated in right of payment to the Note

Obligations, (B) to the acquisition of income-producing assets (including Trading Assets) or Equity Interests in Persons that own income-producing assets if such Persons become Subsidiaries, (C) to the redemption of Preferred Equity Interests, or (D) to the payment of dividends; provided that Net Proceeds received by CBO REIT II or any of its Subsidiaries (x) may only be applied as provided in clause (A) above to repay Indebtedness of CBO REIT II or any of its Subsidiaries, (y) may only be applied as provided in clause (B) above to the extent permitted under Section 5.03 of the Note Agreement, and (z) may not be applied as provided in clause (C) or (D) above, and (2) pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Note Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this subsection will be deemed to constitute "Excess Proceeds." In certain circumstances, when the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will be required to make an offer to all Holders of Notes, all holders of Repo Obligations and all holders of Indebtedness under a Senior Credit Facility containing provisions similar to those set forth in the Note Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus (in the case of the Notes) the Make-Whole Amount determined for the payment date with respect to such principal amount plus (in all cases) accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Note Agreement.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Additional Subordinated Notes are in registered form without coupons. The transfer of Additional Subordinated Notes may be registered and Additional Subordinated Notes may be exchanged as provided in the Note Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Note Agreement. The Company need not exchange or register the transfer of any Additional Subordinated Notes during the period between a Record Date and the corresponding Interest Payment Date.

     9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

     10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Note Agreement and the Notes may be amended or supplemented by an agreement in writing executed by the Company and the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

     11. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 10 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or any Make-Whole Amount with respect to, the Notes; (iii) failure by the

Company to make a timely  mandatory  redemption  or  purchase  required  by
Section 4.10 or 4.15 of the Note Agreement; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with any of the covenants or agreements in the Investment Agreement, in Section 4.04(b), Section 4.07, Sections 4.09 through 4.13, Section 4.14 (insofar as it relates to the maintenance of corporate existence of the Company, Newco Member, Newco or CBO REIT II or any of its Subsidiaries), Sections 4.15 through 4.19, Section 5.01, Section 5.03 or
Section 9.03 of the Note Agreement, or in the Collateral Agreements or the Notes; (v) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice to comply with any of its other obligations, covenants or agreements in the Note Agreement, the Collateral Agreements or the Notes; (vi) an "Event of Default with respect to Seller" (as such phrase is defined in the Repo Agreement) shall have occurred and be continuing, which default shall continue beyond the expiration of any applicable notice and cure period and any applicable standstill periods as set forth in the Repo Documents relating to enforcement of remedies and, in connection with such default, the Repo Purchaser has taken or is taking any action to enforce default remedies available under the Repo Documents (other than de minimis actions); (vii) certain defaults under other Indebtedness of the Company or any of its Restricted Subsidiaries; (viii) certain events of bankruptcy or insolvency with respect to the Company; (ix) the material breach of certain representations or warranties made by the Company or Newco Member; (x) certain impairments in the security interests granted to the Collateral Agent; and (xi) certain ERISA-related Events of Default.

     As more fully set forth in the Note Agreement, if any Event of Default occurs and is continuing, the Holders of at least a majority in principal amount of the then outstanding Notes, by written notice to the Company, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice on the part of any Holders. Holders may not enforce the Note Agreement or the Notes except as provided in the Note Agreement. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the exercise of any trust or power.

     12. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary, as such, shall not have any liability for any obligations of the Company under the Notes or the Note Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     The Company will furnish to any Holder upon written request and without charge a copy of the Note Agreement. Requests may be made to:

                  CRIIMI MAE Inc.
                  11200 Rockville Pike
                  Rockville, Maryland  20852
                  Attention:  Chief Financial Officer

                  TRANSACTIONS ON ADDITIONAL SUBORDINATED NOTE

                                           Outstanding
                Option Principal            Principal
               Amount Advanced on         Balance as of            Notation
Date               This Date                This Date               Made By

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

----------------------------------------------------------------------------
          (Print or type assignee's name, address and zip code)


----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
          (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint
                        ---------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

----------------------------------------------------------------------------

Date:                 , 200
     -----------------     ---------

                 Your Signature:
                                -----------------------------------------------
                (Sign  exactly  as your name  appears  on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Note Agreement, check the box below:

                  - - Section 4.10

                  - - Section 4.15

     If you want to elect to have only part of the Note purchased by the Company, state the amount you elect to have purchased: $________



Date:                        , 200    Your Signature:
      -----------------------     --                 --------------------------
                                     (Sign  exactly  as your name  appears  on
                                        the face of this Note)
                                      Tax Identification No:
                                                            -------------------

Signature Guarantee.